EXHIBIT 4.15
------------
(Arvida-II)

                  INDEMNIFICATION AGREEMENT
                  =========================

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into on this 30th day of May, 1997 (the "Effective Date"), by and among Arvida/JMB Partners, L.P. II, a Delaware limited partnership ("Indemnitee'), on the one hand, and Catellus Residential Group, a California corporation, Standard Pacific of Orange County, Inc., a Nevada Corporation, and Starwood Opportunity Fund IV, L.P., a Delaware limited partnership (collectively, the "Indemnitor"), on the other hand.

                          RECITALS
                          ========

A. Indemnitee is currently the obligor under those certain letters of credit set forth on the schedule attached hereto as Exhibit "A" (the "Letters of Credit"), and those certain performance bonds set forth on the schedule attached hereto as Exhibit "B" attached hereto (the "Bonds"). The Letters of Credit and Bonds were issued for the benefit of the County of Orange and the City of San Clemente, respectively, to secure the performance by Indemnitee of certain obligations and conditions relating the proposed development of certain real property located in Orange County, California (the "Property").

B. Indemnitee intends to sell the Property to Talega Associates, L.L.C., a Delaware limited liability company ("Talega"). In connection with the purchase and sale of the Property, and as an accommodation to Talega, Indemnitee will keep the Letters of Credit and the Bonds outstanding by no later than June 30, 1997, at which time Talega will replace the Letters of Credit and the Bonds with new performance bonds.

C. Although Indemnitee will remain obligated to the issuer of the Letters of Credit and the Bonds, the parties intend that such obligations will actually by the sole responsibility of Indemnitor. Accordingly, Indemnitor desires to assume any and all obligations of Indemnitee under the Letters of Credit and the Bonds, and to indemnify Indemnitee as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Indemnitor and Indemnitee hereby agree as follows:


                         AGREEMENTS
                         ==========

     1. ASSUMPTION. Indemnitor hereby assumes, from and after the Effective Date, all obligations of Indemnitee with respect to the Letters of Credit and the Bonds, and agrees to be obligated under each of them, all as though the Indemnitor had been the original obligor under the Letters of Credit and the Bonds.

     2. INDEMNITY. Indemnitor hereby agrees to indemnify, defend and hold harmless Indemnitee and its past, present and future employees, officers, directors, attorneys, affiliates, representatives, subsidiaries and agents (each and "Indemnified Party," collectively, the "Indemnified Parties"), from and against any and all demands, losses, claims, costs, suits, damages, liabilities and expenses (each a "Liability," collectively, the "Liabilities") arising out of, relating to, or in any manner connected with any draws on the Letters of Credit, or claims made under the Bonds, from and after the Effective Date.

     3. DEFENSE OF INDEMNIFIED PARTIES. In the event that any suit or other proceeding is brought against any of the Indemnified Parties at any time on account of any of the Liabilities, Indemnitor shall, upon the request of an Indemnified Party against whom any suit or proceeding is brought (each a "Defending Indemnitee"), (i) assume the defense of the Defending Indemnitee, (ii) defend the Defending Indemnitee, at Indemnitor's expense, with counsel selected by Indemnitor and approved by Indemnitee in its reasonable discretion and (iii) pay all judgments, fines, penalties, and other fees and expenses in connection therewith.

     4. RELEASE OF INDEMNITEE'S OBLIGATIONS. On or before June 30, 1997 the Indemnitor shall cause the beneficiaries under the Letters of Credit to return the Letters of Credit to the issuer thereof marked "canceled," and shall either substitute the Bonds with new performance bonds acceptable to the beneficiaries thereof or release the Indemnitee from any and all obligations under the Bonds. From and after the Effective Date, Indemnitor and Indemnitee shall cooperate with each other, without compensation, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assignments, approvals, consents, and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Section 4. In the event that the Indemnitor is not able to cause the beneficiaries to return the Letters of Credit and to either replace the Bonds or release the Indemnitee from all obligations under the Bonds by June 30, 1997, then prior to 5:00 p.m. on June 30, 1997, the Indemnitor shall deposit with the Indemnitee, or at the option of the Indemnitor, deposit directly with the issuer of the Letters of Credit, as additional collateral for the obligations under the Letters of Credit and Bonds, pursuant to documentation in a form and substance acceptable to Indemnitee or the issuers of the Letters of Credit, as applicable a cash deposit in an amount equal to the aggregate face amount of the Letters of Credit and the Bonds.

     5.   MISCELLANEOUS.

          (a) Interpretation; Governing Law. This Agreement shall be construed as if prepared by both parties and interpreted and governed by the laws of the State of California.

          (b) Severability. In the event that any phrase, clause, sentence, paragraph, section or other portion of this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or against public policy, the remaining portions of this Agreement shall not be affected.

          (c) Attorneys' Fees. In the event of any legal action or other proceeding between the parties (including any appellate proceedings arising therefrom or relating thereto), arising out of, relating to or in any manner connected with this Agreement, the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys' fees, court costs and litigation expenses.

          (d) Entire Agreement; Amendments. This Agreement is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof, and is intended as the complete and exclusive statement of the terms of the agreement between the parties. As such, this Agreement supersedes any prior understanding between the parties, whether oral or written. Any amendments to this Agreement shall be in writing and shall be signed by all parties hereto.

          (e) Joint and Several Liability. To the extent that the Indemnitor consists of more than one person or entity, each shall be joint and severally liable to Indemnitee hereunder.

          (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed on original and all of which, together, shall constitute but one and the same agreement.

          (g) Assignment. The Indemnitor hereby acknowledges and agrees that the rights of Indemnitee pursuant to this Agreement may be assigned to Bank of America National Trust and Savings Association without the prior approval of the Indemnitor.



     IN WITNESS WHEREOF, the parties hereto have delivered and executed this Agreement as of the date first written above.

                    INDEMNITEE:

                    ARVIDA/JMB PARTNERS, L.P. II, a Delaware limited partnership

                    By:  Arvida/JMB Managers II, Inc. a Delaware
                         corporation, its General Partner

                         By:
                              Name:
                              Title:

                         By:
                              Name:
                              Title:

                         INDEMNITOR:

                         CATELLUS RESIDENTIAL GROUP, a
                         California corporation

                         By: s/
                              Name:
                              Title:

                         By:  s/PATRICK B. PATTERSON
                              Name:  Patrick B. Patterson
                              Title:  Chief Financial Officer

                         STANDARD PACIFIC OF ORANGE COUNTY, INC., a Nevada corporation

                         By:
                              Name:
                              Title:

                         By:
                              Name:
                              Title:



























     IN WITNESS WHEREOF, the parties hereto have delivered and executed this Agreement as of the date first written above.

                    INDEMNITEE:

                    ARVIDA/JMB PARTNERS, L.P. II, a Delaware limited partnership

                    By:  Arvida/JMB Managers II, Inc. a Delaware
                         corporation, its General Partner

                         By:
                              Name:
                              Title:

                         By:
                              Name:
                              Title:

                         INDEMNITOR:

                         CATELLUS RESIDENTIAL GROUP, a
                         California corporation

                         By:
                              Name:
                              Title:

                         By:
                              Name:
                              Title:

                         STANDARD PACIFIC OF ORANGE COUNTY, INC., a Nevada corporation

                         By: s/SCOTT D. STOWELL
                              Name:  Scott D. Stowell
                              Title:  President

                         By:
                              Name:
                              Title:




























     IN WITNESS WHEREOF, the parties hereto have delivered and executed this Agreement as of the date first written above.

                    INDEMNITEE:

                    ARVIDA/JMB PARTNERS, L.P. II, a Delaware limited partnership

                    By:  Arvida/JMB Managers II, Inc. a Delaware
                         corporation, its General Partner

                         By:  s/STEPHEN A. LOVELETTE
                              Name: Stephen A. Lovelette
                              Title:

                         By:
                              Name:
                              Title:

                         INDEMNITOR:

                         CATELLUS RESIDENTIAL GROUP, a
                         California corporation

                         By:
                              Name:
                              Title:

                         By:
                              Name:
                              Title:

                         STANDARD PACIFIC OF ORANGE COUNTY, INC., a Nevada corporation

                         By:
                              Name:
                              Title:

                         By:
                              Name:
                              Title:




























                         STARWOOD OPPORTUNITY FUND IV, L.P.,
                         a Delaware limited partnership

                         By:  SOFIIY Management, L.L.C., its
                              general partner

                         By:  Starwood Capital Group, L.L.C.
                              Name:
                              Title:  General Manager


                         By:  s/J.R. ROSENTHAL
                              Name:  J.R. Rosenthal
                              Title:  Chief Operating Officer























































                         EXHIBIT "A"

                      LETTERS OF CREDIT
                      =================

Obligee:         County of Orange, EMA/Regulation/Grading Section
Agreement #:     LASB214312
Instrument type: Letter of Credit
Amount:          $21,030.00
Reason:          Grading performance

Obligee:         County of Orange, EMA/Regulation/Grading Section
Agreement #:     LASB214313
Instrument type: Letter of Credit
Amount:          $101,520.00
Reason:          Grading performance

Obligee:         County of Orange, EMA/Regulation/Grading Section
Agreement #:     LASB214314
Instrument type: Letter of Credit
Amount:          $140,640.00
Reason:          Grading performance

Obligee:         County of Orange, EMA/Regulation/Grading Section
Agreement #:     LASB214315
Instrument type: Letter of Credit
Amount:          $271,800.00
Reason:          Grading performance

Obligee:         County of Orange, EMA/Regulation/Grading Section
Agreement #:     LASB214316
Instrument type: Letter of Credit
Amount:          $537,480.00
Reason:          Grading performance

Obligee:         City of San Clemente
Agreement #:     LASB214677
Instrument type: Letter of Credit
Amount:          $1,500,000.00
Reason:          Grading erosion control & Landscaping-311401
                 Avenida Pico

Obligee:         Amwest Surety
Agreement #:     220668
Instrument type: Letter of Credit
Amount:          $100,000














                         Exhibit "A"










                         EXHIBIT "B"

                            Bonds
                            =====


Obligee:         County of Orange
Agreement #:     4454
Instrument type: Pacific States Bond
Amount:          $350,000.00
Reason:          Public property encroachment permit-Avenida Pico

Obligee:         County of Orange
Agreement #:     5677825-0001
Instrument type: Safeco Bond
Amount:          $38,000.00
Reason:          USGS monumentation to record Talega finance map

Obligee:         County of Orange Flood Control District
Agreement #:     018001093
Instrument type: Amwest surety bond
Amount:          $100,000.00
Reason:          Performance, labor and maintenance bond for storm
                 drain facilities






































                         Exhibit "B"